Exhibit 4.2


                                   RESOLUTIONS

             NELNET SPECIAL FINANCE COMMITTEE RESOLUTIONS APPROVING OFFER AND SALE OF $275,000,000 5.125% SENIOR NOTES DUE 2010

     WHEREAS, Nelnet, Inc. (the "Company") previously filed a Registration Statement on Form S-3 (File No. 333-124043) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the "shelf registration" of the Company's Class A common stock, preferred stock, debt securities, warrants to purchase Class A common stock, preferred stock or debt securities, Class A common stock purchase contracts and Class A common stock purchase units for a proposed public offering or offerings in the aggregate amount up to $750,000,000 (the "Shelf Registration Statement");

     WHEREAS, the Shelf Registration Statement was declared effective by the Commission on May 12, 2005;

     WHEREAS, Michael Dunlap, Stephen Butterfield and Brian O'Connor have been appointed to a Special Finance Committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors"), pursuant to resolutions adopted by the Board of Directors on March 24, 2005, which resolutions are in full force and effect on this date;

     WHEREAS, pursuant to said resolutions, the Committee is authorized to exercise the full powers of the Board of Directors in connection with the issuance by the Company of $275,000,000 principal amount of a new series of 5.125% Senior Notes due 2010 of the Company (the "Securities"); and

     WHEREAS, the Company from time to time may issue, without notice to or the consent of the holders of the Securities, additional debt securities of the Company having the same ranking and the same interest rate, maturity and other terms as the Securities, except for the issue price and the issue date and, in some cases, the first interest payment date, pursuant to the Shelf Registration Statement and any subsequent registration statement; any additional debt securities of the Company having such similar terms, together with the Securities, will constitute a single series of debt securities under the Base Indenture (as defined below).

     NOW, THEREFORE, BE IT RESOLVED, that the Committee hereby approves, ratifies and confirms in all respects the indenture (the "Base Indenture") among the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), in the form included as Exhibit 4.1 to the Shelf Registration Statement, as the same is supplemented by these resolutions; capitalized terms not otherwise defined herein shall have the meanings given to them in the Base Indenture.

     FURTHER RESOLVED, that the Committee hereby approves the establishment and issuance of the Securities pursuant to the Base Indenture.

     FURTHER RESOLVED, that the Committee hereby approves the following terms and provisions which shall supplement or amend, as the case may be, the terms and provisions of the

Base Indenture (said supplemented or amended, as the case may be, terms and provisions of the Base Indenture are hereinafter collectively referred to as the "Indenture," and each reference herein to the "Indenture" is a reference to the Base Indenture as the same is supplemented or amended, as the case may be, by the terms and provisions of these resolutions):

     Paragraph 1. The title of the Securities shall be 5.125% Senior Notes due 2010.

     Paragraph 2. The Securities shall be unsecured and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company

     Paragraph 3. The initial price to the public of the Securities shall be 99.802% of the principal amount of the Securities.

     Paragraph 4. The aggregate principal amount at maturity of the Securities which may be authenticated and delivered under the Indenture shall be $275,000,000 (except for any Securities authenticated and delivered upon registration of the transfer of, or in exchange for, or in lieu of other Securities pursuant to the terms of the Indenture); provided, however, that the Company from time to time may issue, without notice to or the consent of the Holders of the Securities, additional senior debt securities having the same ranking and the same interest rate, maturity and other terms as the Securities, except for the issue price and the issue date and, in some cases, the first interest payment date, pursuant to the Shelf Registration Statement and any subsequent registration statement; any additional debt securities having such similar terms, together with the Securities, will constitute a single series of debt securities under the Indenture. The Securities and any such additional debt securities will be issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

     Paragraph 5. The principal amount of the Securities is due and payable in full on June 1, 2010, subject to earlier redemption as provided in the Indenture.

     Paragraph 6. Interest on the Securities will accrue at the rate of 5.125% per year. Interest on the Securities will be payable on June 1 and December 1, commencing on December 1, 2005, to holders of record on the immediately preceding May 15 and November 15, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 25, 2005. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Paragraph 7. The Securities may be redeemed in whole at any time or in part from time to time, at the Company's option, at a Redemption Price equal to the greater of: (A) 100% of the principal amount of the Securities then outstanding to be redeemed and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the Redemption
Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus, in the case of each of (A) and (B), accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

     As used in this Paragraph 7, the following terms shall have the respective meanings set forth below:

     "Treasury Rate" means, for any Redemption Date, (A) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (B) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding such Redemption Date.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means either Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

     "Reference Treasury Dealer" means (A) Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer and (B) any three other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

     Paragraph 8. Principal of and interest on the Securities shall be payable in accordance with Section 307 of the Base Indenture.

     Paragraph 9. The Securities shall be entitled to the benefit of each of the covenants in Article VIII and Article X of the Base Indenture.

     Paragraph 10. Section 404 of the Base Indenture shall apply to the Securities offered hereby.

     Paragraph 11. Except as otherwise indicated, each reference herein to a "Paragraph" shall refer to a Paragraph hereof, and each reference herein to a "Section" shall refer to a Section of the Base Indenture.

     FURTHER RESOLVED, that a portion of the proceeds of the sale of the Securities shall be applied to repay amounts outstanding under the Company's line of credit and the remainder may be used for general corporate purposes, including but not limited to the expansion of marketing efforts, capital expenditures and technology developments, working capital, warehouse financing for partially and fully disbursed Federal Family Education Loan Program loans, private education and consumer education loans and possible acquisitions.

     FURTHER RESOLVED, that the Securities shall be distributed pursuant to the Underwriting Agreement, the form of which Underwriting Agreement has been presented to this meeting and a copy of which shall be filed with these resolutions in the records of the Company.

     FURTHER RESOLVED, that the form of the Securities, attached hereto as Exhibit A, and the Underwriting Agreement, in the form referred to above, be, and each of them hereby is, approved, ratified and confirmed in all respects, and that the Co-Chief Executive Officers, the Chief Financial Officer, the Secretary and any Executive Director of the Company be, and each of them hereby is, authorized and directed to execute and deliver the Securities and the Underwriting Agreement in such forms and the Base Indenture in the form included as Exhibit 4.1 to the Shelf Registration Statement, subject to such changes, insertions and corrections therein as shall be approved by the officer executing the same (which approval shall be conclusively evidenced by his or her execution and delivery of the Securities, the Underwriting Agreement and the Base Indenture), whereupon the same shall be the valid and binding obligations of the Company in accordance with their terms.

     FURTHER RESOLVED, that Deutsche Bank Trust Company Americas be, and it hereby is, designated and appointed Trustee, Paying Agent and Registrar with respect to the Securities.

     FURTHER RESOLVED, that each of the officers of the Company referred to above, and each other appropriate officer of the Company, be, and hereby is, authorized and directed to execute and deliver such further documents, agreements and certificates on behalf of the Company, and to take such further actions on behalf of the Company, as any such officer shall deem appropriate or advisable in order to implement the issuance and sale of the Securities as contemplated by these resolutions, each of which shall be the valid and binding act and obligation of the Company.

                                                                       Exhibit A



                                 [Form of Note]



UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                  NELNET, INC.
                          5.125% SENIOR NOTES DUE 2010


No. 1
Principal Amount $275,000,000

                                                             CUSIP No. 64031NAA6


     NELNET, INC., a Nebraska corporation, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION United States Dollars (US$275,000,000) on June 1, 2010.

     Interest Payment Dates:      June 1 and December 1.

     Regular Record Dates:        May 15 and November 15.

     Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    NELNET, INC.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities referred to in the within-mentioned
Indenture.

Dated: May 25, 2005


                                       DEUTSCHE BANK TRUST
                                                COMPANY AMERICAS,
                                                as Trustee


                                       By:
                                           ------------------------
                                              Authorized Officer

                                (Reverse of Note)

                          5.125% Senior Notes due 2010

1. Interest

     This security is one of a series of securities designated as the 5.125% Senior Notes due 2010 of the Company (this "Note"). Nelnet, Inc., a Nebraska corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, promises to pay interest on the principal amount of the Notes at the rate of 5.125% per annum. The Company shall pay interest semiannually on June 1 and December 1 of each year, commencing on December 1, 2005. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 25, 2005 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company shall pay interest on the Notes (except defaulted interest, which shall be paid pursuant to Section 307 of the Indenture) to the Persons who are registered Holders at the close of business on the May 15 and November 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payment of principal, premium, if any, and interest in respect of Notes represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by the Depository. Payments of principal, premium, if any, and interest in respect of a certificated Note may be made, at the option of the Company, either by wire transfer in immediately available funds to the accounts specified by registered Holders as of the relevant record dates or (subject to collection) by check mailed to the address of the registered Holders as of the relevant record dates or at the specified offices of any Paying Agent. Payment of principal in respect of a certificated Note will only be made against presentation and, provided that payment is made in full, surrender of the appropriate certificate at the specified offices of any Paying Agent.

3. Paying Agent and Registrar

     Initially, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York State banking corporation (the "Trustee"), will act as Paying Agent and Registrar with respect to the Notes. The Company may appoint and change any Paying Agent or Registrar without notice. The Company may act as Paying Agent or Registrar.

4. Indenture

     The Company issued the Notes under an Indenture dated as of May 25, 2005, between the Company and the Trustee (the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Notes of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Notes shall rank equally with the Notes.

5. Certain Covenants

     The Indenture imposes certain limitations on the ability of the Company to create or guarantee any indebtedness that is secured by a lien on the Capital Stock of National Education Loan Network, Inc. unless the Company also secures the Notes on a pro rata or priority basis with such other secured indebtedness. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer, sell or lease all or substantially all of its properties and assets as an entirety or permit any Person to consolidate with or merge into the Company.

6. Optional Redemption

     The Notes may be redeemed in whole at any time or in part from time to time, at the Company's option, at a Redemption Price equal to the greater of:
(A) 100% of the principal amount of the Notes then outstanding to be redeemed and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus, in the case of each of (A) and (B), accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

     As used in this Section 6, the following terms shall have the respective meanings set forth below:

     "Treasury Rate" means, for any Redemption Date, (A) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publica-tion which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (B) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means either Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

     "Reference Treasury Dealer" means (A) Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer and (B) any three other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

     The provisions of Article XI of the Indenture shall apply in the case of a redemption pursuant to this Section 6.

7. Sinking Fund

     The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

8. Notice of Redemption

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed at least 30 and not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed, at his, her or its address appearing in the Security Register. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on the principal amount of all Notes (or portions thereof) being redeemed to the Redemption Date is deposited with the Trustee or with a Paying Agent on or prior to any Redemption Date and certain other conditions are satisfied, then on and after such Redemption Date such Notes (or such portions thereof) shall cease to bear interest.

9. Denominations; Transfer; Exchange

     The Notes are in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes permitted by the Indenture.

10. Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Discharge and Defeasance

     Subject to certain conditions and limitations set forth in the Indenture, the Company may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium, if any, and interest on, the Notes to redemption or maturity, as the case may be.

12. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the terms of the Notes may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes, so long as such changes do not materially and adversely affect the interests of the Holder, (a) to cure any ambiguity, omission, defect or inconsistency; (b) to make any modifications or amendments that do not adversely affect the interests of the Holders in any material respect; (c) to provide for successors to the Company; (d) to provide any security for or guarantees of the Notes; (e) to add Events of Default with respect to the Notes; (f) to add to the Company's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by the Indenture; (g) to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (h) to provide for uncertificated Notes in addition to or in place of certificated Notes; (i) to change or eliminate any of the provisions of the Indenture, provided that such change or elimination shall become effective only when there are no securities of a prior series outstanding that are entitled to the benefit of such provision; (j) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture; or (k) to conform, as necessary, this Indenture and this Note to the "Description of Notes" as set forth in the prospectus and prospectus supplement relating to the Notes.

13. Defaults and Remedies

     If an Event of Default, other than an Event of Default described in Section 501(5) or 501(6) of the Indenture, with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding, will be entitled to declare all unpaid principal of and accrued interest on the Notes then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders). In the case of an Event of Default described in
Section 501(5) or 501(6) of the Indenture, all unpaid principal of and accrued interest on all Notes then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. Such declaration of acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, or premium, if any, and interest on, the Notes) may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding upon the conditions provided in the Indenture.

14. Trustee and Paying Agent Dealings with the Company

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, the Paying Agent and the Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the Indenture, may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with, and collect obligations owed to it by, the Company with the same rights it would have if it were not the Trustee, the Paying Agent or the Registrar.

15. No Recourse Against Others

     No incorporator, shareholder, officer or director, as such, of the Company shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture or for any claim based thereon or otherwise in respect thereof. By accepting a Note, each Holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Notes.

16. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. GOVERNING LAW

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. CUSIP Number

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number to be printed on this Note and has directed the Trustee to use the CUSIP number in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this Note or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this Note.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         _______________________________________________________________________
         (Print or type assignee's name, address and zip code)

         _______________________________________________________________________
         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Note.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The initial principal amount of this Global Security is $250,000,000. The following increases or decreases in this Global Security have been made:


                                                                       Principal
                                                                       Amount                 Signature of
                    Amount of                 Amount of                of This Global         Authorized
                    Decrease in               Increase in              Security               Signatory of
                    Principal Amount of       Principal Amount of      Following Such         Trustee or
Date of             This Global               This Global              Decrease or            Securities
Exchange            Security                  Security                 Increase               Custodian
--------            --------                  --------                 --------               ---------



